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                                                               Exhibit (h)(i)

                         FORM OF DISTRIBUTION AGREEMENT

            CSFB ALTERNATIVE CAPITAL REGISTERED FUNDS OF HEDGE FUNDS

     This Distribution Agreement (the "Agreement") dated as of March [ ], 2005, shall be entered into by and among the funds listed in Appendix B to be known as the CSFB Alternative Capital Registered Funds of Hedge Funds (each a "Fund" and collectively the "Funds"), each of which is a Delaware limited liability company operating (or intending to operate) as a closed-end, non-diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and Credit Suisse First Boston LLC (the "Distributor"), a Delaware limited liability company operating as a broker-dealer, registered under the Securities and Exchange Act of 1934 (the "1934 Act") and Investment Advisers Act of 1940 (the "Advisers Act"), and with the National Association of Securities Dealers, Inc. ("NASD").

WHEREAS

     (A) The Funds desire to issue units of limited liability company interests ("Units"), pursuant to the Funds' registration statements on Form N-2 dated March [ ], 2005, as amended or supplemented from time to time including the prospectus and the statement of additional information ("SAI") and any supplements or amendments thereto ("Registration Statement").

     (B) The Funds desire to appoint the Distributor as distributor with respect to the Units, and the Distributor is willing to accept such appointment.

NOW IT IS AGREED AS FOLLOWS:

1.   DISTRIBUTION OF UNITS

     (a) Subject to the terms and conditions set forth herein, the Funds appoint the Distributor as their non-exclusive distributor in connection with the offer and sale of Units, and the Distributor hereby accepts such appointment and agrees to use its reasonable best efforts to offer and sell Units to investors whom the Distributor reasonably believes meet the eligibility requirements set forth in the Registration Statement and to use all reasonable efforts to assist the Funds in closing the sale of Units by each investor who submits a Subscription Agreement (as defined below). Unless otherwise agreed by the parties, the Funds and/or CSFB Alternative Capital, Inc., investment adviser and services agent to the Funds (the "Investment Adviser" or the "Services Agent"), shall be responsible for reviewing each Subscription Agreement to confirm that it has been completed in accordance with the instructions thereto and that each has been completed by or on behalf of an "Eligible Investor" as described in the Registration Statement. The Funds and/or the Services Agent, in its or their sole discretion, may return to the Distributor any Subscription Agreement that is not completed to its or their satisfaction and shall be under no obligation to accept any Subscription Agreement. The Distributor is not obligated to sell any specific number of Units or to purchase any Units for its own account. The Funds shall be entitled to appoint additional distributors.

     (b) In offering Units, the Distributor shall act solely as the agent of the Funds not as principal.

     (c) Prior to forwarding a Subscription Agreement to the Funds and/or the Services Agent (or their or its designee) for acceptance, the Distributor shall use its reasonable efforts to determine that the subscriber for Units has a legitimate source of funds, that there is no reason to suspect such subscriber of money laundering activities, and that in forwarding the Subscription Agreement the Distributor is compliant with the program described in Section 5(g).

     (d) For purposes of the offering of Units, the Funds have furnished to the Distributor copies of the Registration Statement and subscription documentation (the "Subscription Agreement"). Additional copies of such documents will be furnished to the Distributor at no cost to the Distributor in such numbers as may be reasonably requested. The Distributor is authorized to furnish to prospective subscribers for

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Units only such information concerning the Funds and the offering as may be contained in the Registration Statement, the Funds' formation documents, or any other documents, including sales material, if filed with the Registration Statement or approved in writing by the Funds (collectively with the Registration Statement, formation documents and Subscription Agreement, the Funds' "Offering Documents"). The Distributor shall assist the Services Agent (or its designee) in maintaining a record of each prospective investor to whom the Distributor furnishes Offering Documents, copies of which the Services Agent shall make available to the Distributor on request.

     (e) The Funds may suspend or terminate the offering of any Units at any time as to specific classes of investors, as to specific jurisdictions or otherwise. Upon notice to the Distributor of the terms of such suspension or termination, the Distributor shall suspend solicitation of subscriptions for Units in accordance with such terms until the Funds notify the Distributor that such solicitation may be resumed.

     (f) The Funds will furnish the Distributor with such documents as it may reasonably require, from time to time, for the purpose of enabling it to offer and sell Units as contemplated by this Agreement, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions contained in this Agreement. All proceedings taken by the Funds in connection with the issuance and sale of Units as contemplated in this Agreement will be satisfactory in form and substance to the Distributor.

     (g) The Distributor accepts such appointment as distributor and agrees to render such services and to assume the obligations herein set forth for the compensation herein provided. The Distributor shall for all purposes herein provided be deemed to be an independent contractor and, unless expressly provided herein or otherwise authorized, shall have no authority to act for or represent the Funds in any way. The Distributor, by separate agreement with the Funds, may also serve the Funds in other capacities. The services of the Distributor to the Funds under this Agreement are not to be deemed exclusive, and the Distributor shall be free to render similar or other services to others so long as its services hereunder are not impaired thereby. The Distributor represents that it is a registered securities dealer and a member in good standing of the NASD.

     (h) In carrying out its duties and responsibilities hereunder, the Distributor may, pursuant to separate written contracts, appoint various financial services firms and/or advisers ("Firms"), to provide advertising, promotion and other distribution services contemplated hereunder directly to or for the benefit of existing and potential shareholders who may be clients of such Firms. Such Firms shall at all times be deemed to be independent contractors retained by the Distributor and not the Funds.

     (i) The Distributor shall use its best efforts with reasonable promptness to sell such part of the authorized Units of the Funds remaining unissued as from time to time shall be effectively registered under the Securities Act of 1933, as amended ("Securities Act"), at prices determined as hereinafter provided and on terms hereinafter set forth, all subject to applicable federal and state laws and regulations and to the Funds' currently effective Registration Statement; provided, however, that the Distributor may, in its discretion, refuse to accept orders for Units from any particular applicant. Without limiting the foregoing, the Distributor agrees to: (i) sell Units only to an investor who is an "Eligible Investor" as that term is defined in the Registration Statement; (ii) obtain and comply with any investor certification requirements set forth in the Funds' Registration Statement; and (iii) impose the requirements set forth in (i) and (ii) of this paragraph as a condition of the sales activity of any Firm or other person with whom the Distributor enters into a selling group arrangement with respect to the Units.

     (j) The Distributor shall sell Units of the Funds to or through qualified Firms in such a manner, not inconsistent with the provisions hereof and the Funds' Registration Statement, as the Distributor may determine from time to time, provided that no Firm or other person shall be appointed or authorized to act as agent of the Funds without prior consent of the Funds. The Distributor is authorized to enter into member servicing arrangements with such Firms as described in a Fund's Registration Statement, as applicable, and a Fund, as described in its Registration Statement, as applicable, will reimburse the Distributor for any payments made to such Firms that have agreed to provide ongoing member services and account maintenance services to members in the Funds that are their customers. In addition to sales made by it as agent of the Funds, the Distributor may, in its discretion, also sell Units of the Funds as principal to persons with whom it does not have selling group agreements.

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     (k)  Units of the Funds offered for sale or sold by the Distributor shall be so offered or sold at a price per share determined in accordance with the Registration Statement. The price each Fund shall receive for Units purchased from it shall be the net asset value used in determining the public offering price applicable to the sale of such Units, except with respect to Units sold during the initial offering period, as defined in the Registration Statement, which shall be offered and sold at the price set forth therein. The Distributor may compensate Firms, from its fees, for sales of Units at the commission levels provided in the Registration Statement from time to time. The Distributor may pay other commissions, fees or concessions to Firms, and may pay them to others in its discretion, in such amounts as the Distributor shall determine from time to time consistent with applicable regulations.

     (l) The Distributor will require each Firm to conform to the provisions hereof and the Registration Statement with respect to the public offering price or net asset value, as applicable, of the Funds' Units, and neither the Distributor nor any such Firms shall withhold the placing of purchase orders so as to make a profit thereby.

     (m) The Funds will use their best efforts to keep effectively registered under the 1940 Act, for sale as herein contemplated, such Units as the Distributor shall reasonably request and as the Securities and Exchange Commission shall permit to be so registered. Notwithstanding any other provision hereof, the Funds may terminate, suspend, or withdraw the offering of Units whenever, in their sole discretion, actions they deem to be desirable.

     (n) The Funds will execute any and all documents and furnish any and all information that may be reasonably necessary in connection with the qualification of their Units for sale (including the qualification of any Fund as a dealer where necessary or advisable) in such states as the Distributor may reasonably request (it being understood that the Funds shall not be required without their consent to comply with any requirement which in their opinion is unduly burdensome). The Funds will furnish to the Distributor from time to time such information with respect to the Funds and their Units as the Distributor may reasonably request for use in connection with the sale of Units of the Fund.

     (o) The Distributor shall issue and deliver or shall arrange for various Firms to issue and deliver on behalf of the Fund such confirmations of sales made by it pursuant to this Agreement as may be required under any applicable law. At or prior to the time of issuance of Units, the Distributor will pay or cause to be paid to the Funds the amount due the Funds for the sale of such Units. Units shall be registered on the transfer books of the Funds in such names and denominations as the Distributor may specify.

     (p) The Distributor shall order Units of the Funds from the Funds only to the extent that it shall have received purchase orders therefore. The Distributor will not make, or authorize Firms or others to make (a) any short sales of Units of the Funds; or (b) any sales of such Units to any member of the Funds' board of managers ("Board") or officer of the Funds or to any officer or Board member of the Distributor or of any corporation or association furnishing investment advisory, managerial or supervisory services to the Funds, or to any corporation or association, unless such sales are made in accordance with the Registration Statement relating to the sale of such Units. The Distributor, on behalf of and for the account of the Funds, may repurchase the Units of the Funds at such prices and upon such terms and conditions as shall be specified in the Funds' Registration Statement. In selling or repurchasing Units of the Funds for the account of the Funds, the Distributor will in all respects conform to the requirements of all state and federal laws and the Conduct Rules of the National Association of Securities Dealers, Inc., relating to such sale or repurchase, as the case may be. The Distributor will observe and be bound by all the provisions of the Funds' organizational documents (and of any fundamental policies adopted by the Funds pursuant to the 1940 Act), which in any way require, limit, restrict, prohibit or otherwise regulate any action on the part of the Distributor hereunder.

2.   HANDLING OF ORDERS

     (a) For purposes of this Agreement, purchases of Units whose subscriptions were solicited by the Distributor and accepted by the Funds are referred to herein as the "Distributor's Subscribers."

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     (b)  All properly presented and accepted subscriptions of the purchase of
Units shall be executed at the offering price per Units as described in the Registration Statement.

     (c) The procedures relating to soliciting and the handling subscriptions for Units will be subject to the terms of the Registration Statement and the Operating Procedures set forth in Appendix A hereto.

     (d) Payments for Units shall be made as specified in the Registration Statement and Subscription Agreement.

     (e) The Distributor will not at any time be responsible for performing recordkeeping or accounting services with respect to the Funds, except as described in Section 1(d) hereof. The Funds shall promptly inform the Distributor of each Fund's net assets and net asset value per Unit (and/or in certain instances estimated net asset values) as soon as reasonably practicable following their calculation. The Distributor is authorized to communicate such calculations to each of the Distributor's Subscribers. In the event that estimated net asset values are provided in lieu of net asset values, the Distributor shall make appropriate disclosures to the Distributor's Subscribers.

3.   FEES AND EXPENSES

     (a) The Distributor may be entitled to charge a sales load, as applicable for certain Funds, on the purchase price of Units of up to 3.5%, as specified in a Fund's Registration Statement, upon acceptance of the investor's subscription for Units by the Services Agent; provided that the Distributor may waive or reduce the sales load in particular cases as described in the Registration Statement. The Distributor may re-allow all or any portion of the sales load to broker-dealers as the distributor may determine.

     (b) Except as may otherwise be agreed to by the Funds, the Distributor shall be responsible for the payment of all costs and expenses incurred by it in connection with the performance of its obligations under this Agreement (other than those costs associated with preparing and updating the Registration Statement and with reviewing the qualifications of prospective investors, which costs will be borne by the Funds).

4.   ADDITIONAL REPRESENTATION, WARRANTIES AND COVENANTS OF THE FUNDS

     The Funds hereby represent, warrant, and covenant to the Distributor that:

     (a) The Funds have been duly formed under the laws of the State of Delaware and have the power and authority to affect the offering of their Units and conduct their business as described in the Registration Statement. All necessary filings, consents and other actions necessary to qualify the offering of units in each applicable U.S. state and to conduct the business of the Funds as described in the Registration Statement have been, or will timely be, made or taken.

     (b) The Funds intend to engage in business as closed-end, non-diversified management investment companies and are registered as such under the 1940 Act.

     (c) The sale of Units and the execution, delivery and performance of this Agreement and the Funds' conduct of business as described in the Registration Statement will not result in the violation of any applicable law.

     (d) The Funds will use the proceeds from the sale of Units for the purposes set forth in the Registration Statement.

     (e) Units to be or which may be issued by the Funds have been duly authorized for issuance and sale and, when issued and delivered by the Funds will conform in all material respects to all statements relating thereto contained in the Registration Statement.

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     (f)  The Registration Statement and any selling materials prepared or approved by the Funds do not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. If, at any time after the commencement of the offering of Units and prior to the termination of such offering, an event occurs that in the opinion of counsel to the Funds materially affects the Funds and that should be set forth in an amendment or supplement to the Registration Statement in order to make the statements in the Registration Statement not misleading the Funds will notify the Distributor as promptly as practicable of the occurrence of such event and prepare and furnish to the Distributor copies of an amendment or supplement to the Registration Statement, in such reasonable quantities as it may request, for delivery to Distributor's Subscribers in order that the Registration Statement will not contain any untrue statement of any material fact or omit to state a material fact that in the opinion of such counsel is necessary to make the statements in the Registration Statement not misleading.

     (g) This Agreement has been duly authorized, executed and delivered by the Funds and, upon execution by the Distributor, will constitute a valid and binding agreement of the Funds.

     (h) Upon the Distributor's request, the Funds will make available to the Distributor any information pertaining to the Funds reasonably requested by any prospective investor.

     (i) The foregoing covenants and representations shall be true and correct as of the date hereof and for so long as the Agreement remains in effect and the Distributor's subscribers are invested in that Fund.

5.   ADDITIONAL REPRESENTATION, WARRANTIES AND COVENANTS OF THE DISTRIBUTOR.

     The Distributor hereby represents and warrants to the Funds as follows:

     (a) The Distributor will comply with all applicable laws and regulations in connection with its activities as distributor.

     (b) The Distributor has full power and authority to enter into, and to perform its obligations under, this Agreement.

     (c) The execution of this Agreement by the Distributor has been validly authorized.

     (d) In selling Units, the Distributor will solicit offers to buy Units only in compliance with the procedures described in Section 1(i) above and the Registration Statement. Neither the Distributor nor any other persons authorized by the Distributor will give any information or make any representations, other than those contained in the Registration Statement and any other Offering Documents specifically approved by the Funds.

     (e) The Distributor will distribute to each person to whom the Distributor has furnished a copy of the Registration Statement and/or other applicable written offering document any amendment or supplement thereto provided to the Distributor by the Funds as may be applicable to such person.

     (f) The Distributor acknowledges that transfers of Units (and their repurchase by the respective Fund) are restricted as described in the Registration Statement.

     (g) The Distributor represents that it has an anti-money laundering program in place reasonably designed to comply with Section 352 of the USA Patriot Act, NASD Rule 3011, and NYSE Rule 445. The Distributor's anti-money laundering program includes: (i) Anti-Money Laundering/ "Know your Customer" polices and procedures; (ii) the designation of an Anti-Money Laundering Compliance Officer; (iii) recording-keeping and reporting practices in accordance with applicable law; (iv) reporting of suspicious activity to government authorizes in accordance with applicable law; (v) anti-money laundering

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training; and (vi) independent testing for compliance. The Distributor will provide such periodic reports or certification to the Funds regarding this program as the Funds may reasonably request.

     (h) The Distributor maintains all licenses and registrations necessary under applicable law and regulations (including the rules of the NASD) to provide the services required to be provided by the Distributor under this Agreement.

6.   LIABILITY; INDEMNIFICATION

     (a) The Funds agree to indemnify, defend and hold the Distributor and its affiliates and their respective officers, directors, employees, agents, representatives and controlling persons free and harmless from and against any and all claims, demands, liabilities and reasonable expenses (including the cost of investigating or defending such claims, demands or liabilities and any reasonable expenses (including the cost of investigation or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Distributor and its affiliates and their respective officers, directors, employees, agents, representatives and/or any such controlling person may incur arising out of or based upon (i) any untrue statement of a material fact or omission to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading contained in the Registration Statement or other Offering Documents (except to the extent such untrue statement or omission was made in reliance on and in conformity with information provided in writing to the Funds, by the Distributor for inclusion in the Registration Statement or other Offering Documents); (ii)) any material breach by the Funds of any provision of this Agreement including any representation, warranty, covenant or agreement set forth herein; (iii) any material violation of any applicable law by the Funds or their officers, directors, employees, agents (other than the Distributor), or representatives; (iv) any actions of the Funds and their officers, directors, employees and agents (other than the Distributor) or representatives relating to the sale of Units, including but not limited to any statements or representations, written or oral, concerning the Funds that such a party makes to the Distributor and its agents and representatives; (v) the action of the Funds and their employees and agents relating to the Funds' processing of Subscription Agreements and the servicing of customer accounts; or (vi) any act or omission made in respect of its function as Distributor; provided, however, that, in no event shall anything herein be so construed as to protect the Distributor against any liability to which the Distributor would otherwise be subject by reason of its gross negligence, willful misfeasance or bad faith or reckless disregard of its obligations and duties under this Agreement, or violation of any applicable law by the Distributor in connection with the distribution of Units. The Funds' agreement to indemnify the Distributor, and other indemnities as aforesaid is expressly conditional upon the Funds' being promptly notified of any action brought against the Distributor, such as notification to be given by letter or facsimile addressed to the Funds at the address set forth in this Agreement or other address communicated to the Distributor in writing (but only to the extent that the Funds are prejudiced by the failure to give prompt notice), and further conditional upon the Distributor reasonably cooperating with the Funds with respect to any claim or demand for which the Distributor seeks indemnity and promptly defending such claims if the Funds reasonably request. In addition, any determination by the Funds under this
Section 6(a) will be made in accordance with Section 17 of the 1940 Act. The Funds agree to promptly notify the Distributor of the commencement of any litigation proceedings against the Funds, or any of their officers or directors in connection with the issue and sale of any Units.

     (b) The Distributor agrees to indemnify, defend and hold the Funds and their controlling persons free and harmless from and against any and all claims, demands, liabilities and reasonable expenses (including the cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which such party may incur, but only to the extent that such liability or expense incurred by such party resulting from such claims or demands shall arise out of or be based upon the Distributor's gross negligence, willful misfeasance, bad faith or reckless disregard of its obligations and duties under this Agreement or violation by the Distributor of any applicable law in connection with the distribution of Units. The Distributor's agreement to indemnify such party as aforesaid is expressly conditional upon the Distributor being promptly notified of any action brought against such party, such notification to be given by letter or facsimile addressed to the Distributor at its address set forth herein or other address communicated to the Funds in writing (but only to the extent that the Distributor is

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prejudiced by the failure to give prompt notice), and further conditional upon such party reasonably cooperating with the Distributor with respect to any claim or demand for which any of such party seeks indemnity and promptly defending such claim if the Distributor reasonably requests.

     (c) If recovery is not available under the foregoing indemnification provisions of this Section 6 for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution toward the amount paid or payable by such indemnified party as a result of the liabilities, claims, costs (including attorneys fees and expenses), damages and expenses referred to in Subsection (a) or (b) above. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Units, the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any untrue statement or omission, and any other equitable considerations appropriate under the circumstances.

     (d) Promptly after receipt by either party of notice of any claim or the commencement of any action or proceeding with respect to which such party may be entitled to be indemnified hereunder, the party claiming indemnification (the "Indemnified Party") will notify the other party (the "Indemnifying Party") in writing of such a claim or the commencement of such action or proceedings, and the Indemnifying Party will assume the defense of such action or proceeding and will employ counsel satisfactory to the Indemnified Party and will pay the fees and expenses of such counsel as incurred. Notwithstanding the proceeding sentence, the Indemnified Party will be entitled to employ counsel separate from the Indemnifying Party's counsel and from any other party in such action if the Indemnified Party determines that a conflict of interest exists which makes counsel chosen by the Indemnifying Party not advisable or if the Indemnified Party reasonably determines that the Indemnifying Party's assumption of the defense does not adequately represent the Indemnified Party's interest. In such event the Indemnifying Party will pay the fees and disbursements of such separate counsel, but in no event shall the Indemnifying Party be liable for the fees and expenses of more than one counsel (in addition to local counsel) for the Indemnified Party in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     (e) The Indemnifying Party agrees that it will not, without prior written consent of the Indemnified Party, settle any pending or threatened claim or proceeding related to or arising out of such engagement or transaction or conduct in connection therewith (whether or not the Indemnified Party is a party to such claim or proceeding) unless such settlement includes a provision unconditionally releasing the Indemnified Party from and holding the Indemnified Party harmless against all liability in respect of claims by any releasing party related to or arising out of such engagement or any transaction or conduct in connection therewith. The Indemnifying Party will also promptly reimburse the Indemnified Party for all reasonable expenses (including counsel fees) as they are incurred by the Indemnified Party in connection with investigating, preparing or defending, or providing evidence in, any pending or threatened claim or proceeding in respect of which indemnification may be sough hereunder (whether or not the Indemnified Party is a party to such claim or proceeding) or in enforcing this Agreement.

     (f) The provisions of this Section 6 shall survive termination of this Agreement.

7.   TERMS AND TERMINATION

     (a) This Agreement will become effective for all purposes as of March [ ], 2005 and will remain in effect for an initial term of two years from such date, unless terminated in accordance with the terms of this Agreement. Thereafter, this Agreement will continue in effect from year to year, provided that each such continuance is approved by the Funds' Board of Directors, including the vote of a majority of the Directors who are not "interested persons" of the Funds within the meaning of the 1940 Act.

     (b)  Either party may terminate this Agreement without cause, upon thirty
(30) days' prior written notice to the other party, or, if there has been a material breach of any condition, warranty, representation or other term of this Agreement by one party, by written notice to such breaching party, at any time; provided however, that if this Agreement is terminated as to specific Units, this Agreement shall

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only be deemed terminated with respect to those Units. This Agreement shall terminate automatically in the event of its "assignment" within the meaning of the 1940 Act.

8.   NOTICE

     Any notices under this Agreement shall be given in writing, sent by hand, overnight courier, telecopier or certified or registered mail to the address set forth below or to such other address as shall have been specified in writing to the other party hereto, and shall be deemed to have been delivered effective at the earlier of its receipt or within two (2) days after dispatch.

          If to a Fund:

          CSFB Alternative Capital Registered Fund of Funds
          11 Madison Ave, 13th Floor
          New York, NY 10010
          Attention: Jim Vos, President

          With a copy to:

          CSFB Alternative Capital, Inc.
          11 Madison Ave, 13th Floor
          New York, NY 10010
          Attention: Stacie Yates, Legal and Compliance

          If to the Distributor:

          Credit Suisse First Boston LLC
          Eleven Madison Ave., 7th Floor
          New York, NY 10010
          Attention: Dale Miller, Private Client Services

          With a copy to:

          Credit Suisse First Boston LLC
          One Madison Ave., 9th Floor
          New York, NY 10010
          Attention: Joan Caridi, Legal and Compliance

9.   CONFIDENTIALITY

     (a) The Funds hereby acknowledge that they have received or will receive written and/or oral information (such information being referred to in this Section 9 as "Customer Information") from the Distributor regarding those customers of the Distributor that subscribe for Units including the names of the Distributor's subscribers and that all such Customer Information has been or will be furnished to them subject to the provision of this Section 9. The Funds agree that they will use, and that they will ensure that all of their affiliated and agents and other entities providing services with respect to the Funds use, the Customer Information solely in connection with the subscription for Units by subscribers, the booking of such Units, the administration of the Fund and the performance of their respective roles with respect to the Funds and their Units, and for no other purpose whatsoever. Furthermore, the Funds agree that they will not disclose or make available, and will ensure that none of their affiliates or agents or other entities providing services with respect to the Funds discloses or makes available, any Customer Information to any person or entity that does not have a need to know such Customer Information in connection with the foregoing. Specifically, and without limitation of the foregoing, the Funds agree that they will not disclose or make available, and will ensure that none of their affiliates or agents or other entities providing service with respect to the Funds disclose or make available, any Customer Information to any persons or entities

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responsible for or involved in the marketing or products or services to customers of such persons or entities.

     (a) The Distributor acknowledges and agrees that the Funds and their respective affiliates may disclose Customer Information or portions thereof (1) at the request of a regulatory or self-regulatory agency or in connection with an examination of the Funds, or such affiliates by regulatory examiners; (2) pursuant to SUBPOENA or other legal process; (3) at the express direction of any other authorized government or self-regulatory agency; (4) to its internal or external attorneys or auditors; (5) to others to whom the Funds or such affiliates are required to make such disclosure by law or regulation, and in any of the circumstances mentioned in clause (2), (3), or (5), the Funds shall (to the extent permitted by law) give the Distributor reasonable prior notice of any disclosure and shall, in any event, advise the Distributor of any such disclosure to the extent permitted by law.

     (c) The provisions of this Section 9 shall not apply to information concerning a customer that is obtained in any manner other than pursuant to this Agreement.

     (d) The provisions of this Section 9 shall survive the termination of this Agreement.

10.  MISCELLANEOUS

     (a) This Agreement is to be governed by, and construed in accordance with, the laws of the State of New York without giving effect to choice of laws principles, and the provisions of the 1940 Act (which provisions shall control in the event of any conflict between the laws of the State of New York and the 1940 Act). Neither this Agreement nor any term hereof may be amended, changed, waived, discharged or terminated except by an instrument in writing signed by both parties.

     (b) This Agreement sets forth the entire agreement between the parties hereto and replaces and supersedes all other understanding, commitments, and agreements relating to the subject matter hereof.

     (c) If any provision of this Agreement is determined to be unenforceable, the remaining provisions shall remain enforceable to the extent permissible.

     (d) The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

     (e) All parties hereto are expressly put on notice of the Funds' Limited Liability Company Operating Agreements, and all amendments thereto. This Agreement has been executed by and on behalf of the Funds by their representatives as such representatives and not individually, and the obligations of the Funds hereunder are not binding upon any of the Board members, officers, or unitholders of the Funds individually but are binding upon only the assets and property of the Funds. With respect to any claim by the Distributor for recovery of any liability of the Funds arising hereunder allocated to a particular Fund, whether in accordance with the express terms hereof or otherwise, the Distributor shall have recourse solely against the assets of that Fund to satisfy such claim and shall have no recourse against the assets of any other Funds for such purpose.

     IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed as of the date first above written.


CSFB ALTERNATIVE CAPITAL MULTI-STRATEGY FUND, LLC


By:
      ----------------------------
Name:
Title:

CSFB ALTERNATIVE CAPITAL EVENT DRIVEN FUND, LLC


By:
      ----------------------------
Name:
Title:

CSFB ALTERNATIVE CAPITAL LONG/SHORT EQUITY FUND, LLC


By:
   ----------------------------
Name:
Title:

CSFB ALTERNATIVE CAPITAL RELATIVE VALUE FUND, LLC


By:
   ----------------------------
Name:
Title:

CSFB ALTERNATIVE CAPITAL TACTICAL TRADING FUND, LLC


By:
   ----------------------------
Name:
Title:

CSFB ALTERNATIVE CAPITAL MULTI-STRATEGY INSTITUTIONAL FUND, LLC


By:
   ----------------------------
Name:
Title

CSFB ALTERNATIVE CAPITAL EVENT DRIVEN INSTITUTIONAL FUND, LLC

By:
   ----------------------------
Name:
Title

CSFB ALTERNATIVE CAPITAL LONG/SHORT EQUITY INSTITUTIONAL FUND, LLC


By:
   ----------------------------
Name:
Title

CSFB ALTERNATIVE CAPITAL RELATIVE VALUE INSTITUTIONAL FUND, LLC


By:
   ----------------------------
Name:
Title

CSFB ALTERNATIVE CAPITAL TACTICAL TRADING INSTITUTIONAL FUND, LLC


By:
   ----------------------------
Name:
Title


CREDIT SUISSE FIRST BOSTON LLC


By:
   ----------------------------
Name:
Title:

                                                                      APPENDIX A

                              OPERATING PROCEDURES

     Unless otherwise agreed by the parties, the Funds agree that they will not accept any subscriptions for Units directly from the Distributor's customers and that any such subscriptions must be made through the Distributor.

     Unless otherwise agreed by the parties, the Distributor will deliver all Subscription Agreements to the Services Agent or its designee and the Services Agent or its designee will be responsible for reviewing all Subscription Agreements to confirm that they have been completed in their entirety.

     The Funds or their designee will be responsible for maintaining records of all subscribers and for providing Distributor's Subscribers, on a timely basis, with at least quarterly statements of subscriptions and repurchases, and with at least quarterly unaudited performance information for the Funds. The Funds or their designee also will be responsible for providing the Distributor's Subscribers with confirmations of subscriptions and repurchases.

     The Distributor's Subscribers must comply with all subscription and repurchase procedures, including deadlines, set forth in the Registration Statement or otherwise communicated by the Funds to the Distributor with respect to the transmission of subscription and repurchase requests.

                                                                      APPENDIX B

     CSFB ALTERNATIVE CAPITAL MULTI-STRATEGY FUND, LLC
     CSFB ALTERNATIVE CAPITAL EVENT DRIVEN FUNDS, LLC
     CSFB ALTERNATIVE CAPITAL LONG/SHORT EQUITY FUND, LLC
     CSFB ALTERNATIVE CAPITAL RELATIVE VALUE FUND, LLC
     CSFB ALTERNATIVE CAPITAL TACTICAL TRADING FUND, LLC

     CSFB ALTERNATIVE CAPITAL MULTI-STRATEGY INSTITUTIONAL FUND, LLC CSFB ALTERNATIVE CAPITAL EVENT DRIVEN INSTITUTIONAL FUND, LLC
     CSFB ALTERNATIVE CAPITAL LONG/SHORT EQUITY INSTITUTIONAL FUND, LLC CSFB ALTERNATIVE CAPITAL RELATIVE VALUE INSTITUTIONAL FUND, LLC CSFB ALTERNATIVE CAPITAL TACTICAL TRADING INSTITUTIONAL FUND, LLC